UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019 (April 1, 2019)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2019, Nasdaq, Inc. (the “Company”) completed a public offering of €600,000,000 aggregate principal amount of its 1.75% senior notes due 2029 (the “Senior Notes”). The offering of the Senior Notes was made pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-224489) filed with the U.S. Securities and Exchange Commission on April 27, 2018. The Company expects to use the net proceeds from the offering to refinance indebtedness and for other general corporate purposes.

The Senior Notes were issued under the Indenture, dated June 7, 2013, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the Sixth Supplemental Indenture (the “Supplemental Indenture”), dated April 1, 2019, among the Company, the Trustee and HSBC Bank USA, National Association, as paying agent, registrar and transfer agent. The Supplemental Indenture includes the form of the Senior Notes. The Senior Notes will pay interest annually at a rate of 1.75% per annum and will mature on March 28, 2029.

The Supplemental Indenture is filed as exhibit to this Form 8-K and is incorporated herein by reference. The description of the Supplemental Indenture is qualified in its entirety by reference thereto.

In addition, in connection with the offering of the Senior Notes, the Company is filing a legal opinion regarding the validity of the Senior Notes, filed herewith as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01. Other Events.

On April 1, 2019, the Company sent a redemption notice to the Trustee to redeem all $600,000,000.00 aggregate principal amount outstanding of the Company’s 5.55% senior notes due 2020 (CUSIP No. 631103 AD0), originally issued on January 15, 2010 (the “5.55% Notes”), at a cash redemption price (the “Redemption Price”) to be calculated as provided in the indenture governing the 5.55% Notes, plus accrued and unpaid interest, if any, to the redemption date of May 1, 2019 (the “Redemption Date”). Upon completion of the redemption, no 5.55% Notes will remain outstanding.

Payment of the Redemption Price will be made on or after the Redemption Date only upon presentation and surrender of the 5.55% Notes to the Trustee. Interest on the 5.55% Notes called for redemption will cease to accrue from and after the Redemption Date. The notice of redemption will be sent by the Trustee to the registered holders of the 5.55% Notes on April 1, 2019, in accordance with the requirements of the indenture governing the 5.55% Notes. The foregoing does not constitute a notice of redemption for the 5.55% Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

4.1	Indenture, dated as of June 7, 2013, between the Company and Wells Fargo Bank, National Association, as trustee — incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K filed on June 10, 2013.

4.2	Sixth Supplemental Indenture, dated April 1, 2019, among Nasdaq, Inc., Wells Fargo Bank, National Association, as Trustee, and HSBC Bank USA, National Association, as paying agent and as registrar and transfer agent – incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A filed on April 1, 2019.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP — included as part of Exhibit 5.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2019	NASDAQ, INC.

	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and Global Chief Legal and Policy Officer